UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	32-0375147 (I.R.S. Employer Identification No.)

1 North Waukegan Road North Chicago, Illinois (Address of principal executive offices)	60064-6400 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.375% Senior Notes due 2019 1.375% Senior Notes due 2024 2.125% Senior Notes due 2028	New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-203677

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.   Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are €1,400,000,000 aggregate principal amount of 0.375% Senior Notes due 2019, €1,450,000,000 aggregate principal amount of 1.375% Senior Notes due 2024 and €750,000,000 aggregate principal amount of 2.125% Senior Notes due 2028 (collectively, the “Notes”) of AbbVie Inc., a Delaware corporation (the “Registrant”).  Descriptions of the general terms and provisions of the Notes are set forth under the caption “Description of Debt Securities” in the prospectus dated April 27, 2015, included in the Registrant’s registration statement on Form S-3ASR (File No. 333-203677) filed with the Securities and Exchange Commission on April 27, 2015, and under the caption “Description of Notes” in the prospectus supplement thereto dated November 14, 2016, which was filed with the Securities and Exchange Commission on November 16, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and are incorporated by reference herein.

Item 2.   Exhibits.

A list of exhibits incorporated by reference in this registration statement on Form 8-A immediately follows the signature page of this registration statement on Form 8-A and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ABBVIE INC.

Date: November 17, 2016	By:	/s/ Robert A. Michael
		Name:	Robert A. Michael
		Title:	Vice President, Treasurer

Exhibit Index

Exhibit Number	Description
4.1

Indenture, dated as of November 8, 2012, between AbbVie Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of Amendment No. 5 to AbbVie Inc.’s Registration Statement on Form 10 filed on November 16, 2012).

4.2

Supplemental Indenture No. 4, dated November 17, 2016, among AbbVie Inc. and U.S. Bank National Association, as trustee, Elavon Financial Services DAC, U.K. Branch, as paying agent and Elavon Financial Services DAC, as transfer agent and registrar (including the forms of Global Notes attached as Exhibits A-1, A-2 and A-3 to the Supplemental Indenture No. 4) (incorporated by reference to Exhibit No. 4.1 to the Registrant’s Current Report on Form 8-K filed on November 17, 2016).

4.3

Agency Agreement, dated November 17, 2016, among AbbVie Inc., U.S. Bank National Association, as trustee, Elavon Financial Services DAC, U.K. Branch, as paying agent and Elavon Financial Services DAC, as transfer agent and registrar (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on November 17, 2016).